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                                                                    EXHIBIT 10.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, executed this 7th day of January, 2000, by and between Enter Tech Corporation, a Nevada corporation ("ETC"), Shopping Mall Online, Inc., a Washington Corporation ("SMI"), and Robert Pratt a resident of the State of Washington ("Stockholders").

                                   WITNESSETH

         WHEREAS, Stockholders are the owner of all of the issued and outstanding stock of SMI, which consists of One Hundred Thousand (100,000) shares of common stock, .01 par value in the name of Robert Pratt and,

         WHEREAS, ETC desires to acquire eighty (80) percent of the issued and outstanding stock of SMI from the Stockholders solely in exchange for a certain number of shares of its own common stock, and,

         WHEREAS, Stockholders desires to exchange (80) percent of their shares of SMI in accordance herewith,

         NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

         1. Plan of Reorganization: The parties hereto intend that this Agreement and Plan of Reorganization shall qualify as a tax free reorganization and exchange of shares pursuant to applicable provisions of the Internal Revenue Code of 1954, as amended, and the Rules and Regulations promulgated thereunder.

         2. Exchange of Shares Pratt: ETC and the Stockholder Robert Pratt agree that eighty (80) percent of the One Hundred Thousand (100,000) shares of common voting stock, .01 Par value shall be transferred to ETC in exchange for the issuance by ETC to Stockholder of a certain number of shares of ETC's common voting stock, par value $0.001 per share. The number of ETC shares to be issued to Stockholder shall be determined by the following:

              (a) The value of the Shares being exchanged from the Stockholder is $2,000,000. The SMI shares to be exchanged shall be delivered to ETC, properly endorsed for transfer, on the Closing Date as the same is hereinafter defined.

              (b) Also on the closing date, the ETC common shares equal to Two Million Four Hundred Thousand (2,400,000) shall be delivered to the Stockholder at the value of one ($1) dollars per share in such denominations, amounts and names as may be requested by the Stockholder within a reasonable time prior thereto.
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              (c) The common shares being exchanged by ETC will be restricted shares of common stock and will be restricted under rule 144 for a period of three years. Should the Company merge with another company and exchange ETC stock the Stockholder will exchange for free trading shares.

              (d) If for any reason the common stock is not trading for one ($1) dollars bid at the time the restrictive legend is removed, ETC will issue additional free trading shares to make up the difference in the bid to a one ($1) dollar per share value.

              (e) Should for any reason ETC shareholders vote to merge or exchange its stock with another public company all shares transferred through this Agreement will be treated with equal rights to any shares of other restricted common stock being exchanged.

              (f) The Voting rights in SMI will remain in the names of the Stockholders until the restrictive legend is removed from the ETC stock being transferred for the assets of SMI.

         4. Default Provisions: If for any reason ETC should be declared insolvent, or file bankruptcy protection from the date hereof, through the term the restrictive legend or the legend has qualified to be removed from the shares issued to the Stockholders, SMI will have the option at its full discretion to notify ETC by certified mail of the United States Post Office and demand a full recision of this Agreement by returning an equal amount of stock to ETC that was exchanged for the eighty (80) percent of SMI. This right of recision will automatically cancel any and all shares transferred to ETC from SMI and will automatically cancel any and all shares transferred to SMI from ETC.

         5. Management: The management of SMI will remain the same as currently employed at the discretion of Robert Pratt Stockholder. A management contract will be issued along with a full stock option plan to the existing management at the closing hereof.

         6. Representations and Warranties of SMI and the Stockholders: SMI and the Stockholder hereby represent and warrant as follows:

              (a) As of the Closing Date, the Stockholder will be the sole owner of the SMI shares appearing of record in their name, eighty (80) percent of all such shares will be free and clear of any and all claims, liens and encumbrances of any kind whatsoever; and they will have the unqualified right to transfer such shares to ETC.

              (b) The shares of SMI constitute duly and validly issued shares which are and have been fully paid and are nonassessable.

              (c) There exist no substantial or material liabilities, either fixed or contingent, other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which if disclosed, would alter substantially the financial condition of SMI as reflected in such financial statements.
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              (d) The Stockholder and SMI hereby indemnify and hold harmless ETC against any and all liability, including tax liability, arising out of differences between the actual financial condition of SMI and that represented on the financial statements described above.

              (e) Since November 1, 1999, there have not been, and prior to the closing date will not be any material changes in the financial condition of SMI, except changes arising in the ordinary course of business.

              (f) SMI is not involved in any pending litigation or governmental or regulatory investigation or proceeding, or otherwise disclosed in writing to ETC, and, to the best knowledge of SMI and the Stockholder, no litigation, investigation or proceeding is threatened against SMI.

              (g) As of the Closing Date, SMI will be in good standing as a Washington Corporation.

              (h) SMI maintains no employment contracts, or material contracts of any kind, with any person or entity, and has no existing or projected union contracts or affiliations.

         7. Representations and Warranties of ETC: ETC represents and warrants as follows:

              (a) As of the closing date and at the time of delivery, the ETC shares to be delivered to the Stockholder will constitute the valid and legally issued shares of ETC, fully paid and nonassessable, and will be legally equivalent in all respects to the common stock of ETC issued and outstanding as of the date hereof.

              (b) The officers of ETC are duly authorized to execute this agreement.

              (c) ETC's financial statements dated September 30, 1999, is a true and complete statement, as of that date, of its financial position. There are no substantial or material liabilities, either fixed or contingent, not reflected in such financial statement other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed would alter substantially the financial condition of ETC as reflected in such financial statement. ETC would provide to SMI a quarterly financial statement for as long as the Stockholders hold ETC stock.

              (d) Since November 1, 1999, there has been no changes in the financial position of ETC, except this acquisition that ETC had made.

              (e) ETC is not involved in any pending litigation or governmental or regulatory investigation or proceeding not reflected in such financial statement or otherwise disclosed in writing to the Stockholders.

              (f) As of the closing date, ETC will be in good standing as a Nevada corporation, and will be duly registered as a foreign corporation authorized to do business in the State of Colorado.


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              (g) The shares of SMI are being acquired by ETC for is own account, for investment and not with a view towards distribution.

              (h) ETC will not under any circumstances encumber, pledge or hypothesize the assets of SMI in any way for the term that the Stockholders ETC shares are restricted.

              (i) SMI will assign one person at the direction of Robert Pratt to the board of directors of ETC.

              (j) ETC hereby indemnify and hold harmless SMI against any and all liability, including tax liability, arising out of differences between the actual financial condition of ETC and that represented on the current financial statement attached.

         8. The Closing and the Closing Date: The closing shall occur at such location and time in or about Loveland, Colorado as shall be mutually agreeable to the parties hereto. The closing date shall be January 7, 2000, or such earlier date as may be mutually agreed upon by the parties, provided all conditions of the closing have been satisfied by such earlier date.

         9. Conditions of Closing: All representations and warranties herein made or described shall survive the closing. The closing hereof is expressly made conditional upon the following:

              (a) ETC and SMI shall have obtained all necessary approvals of shareholders and of the respective Boards of Directors of ETC and SMI.

              (b) ETC and SMI shall have complied with those provisions of Colorado law regarding the issuance of shares, and with regard to the transfer of previously issued shares.

              (c) ETC and SMI shall have indicated in writing, each to the other, that they have examined the financial and legal conditions of the other party, and that the same is satisfactory as of the closing date hereof.

         10. Construction: This agreement has been executed in the State of Colorado and shall be construed pursuant to the laws thereof.

         11. Notices: Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed if mailed, postage prepaid, United States Registered Mail, to the following
Addresses:

                   ETC             Enter Tech Corporation
                                   430 E. 6th St.
                                   Loveland, CO 80537


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                   Stockholders:   Robert Pratt
                                   501 Judson St.
                                   Lynden, WA 98264

                   SMI             Shopping Mall, Inc.
                                   501 Judson St.
                                   Lynden, WA 98264

         12. Modification and Assignment: This Agreement may not be amended, modified or assigned, in whole or in part, except by an instrument in writing executed by all of the parties hereto.

         13. Successors in Interest: This agreement shall be binding upon and inure to the benefit of the heirs, successors, representatives and assigns of the parties hereto.

         14. Counterparts: This agreement may be executed in multiple counterparts, each of which shall be deemed a duplicate original.

         15. Integrations: This Agreement represents the sole agreement of the parties with respect to the subject matter hereof, and all other agreements, written or oral, are hereby revoked.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first hereinbefore set forth.

ENTER TECH CORPORATION
By: /s/ Sam Lindsey
    -----------------------------
        Sam Lindsey, President

SHOPPING MALL, INC.
By: /s/ Robert Pratt
    -----------------------------
        Robert Pratt, President

STOCKHOLDER
By: /s/ Robert Pratt
    -----------------------------
        Robert Pratt, Stockholder